                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ECC INTERNATIONAL CORP.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                       ECC INTERNATIONAL CORP. LETTERHEAD

                                                            November   , 1996

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ECC International Corp. (the "Company") to be held on Tuesday, December 3, 1996, at 10:00 a.m. at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida. The Board of Directors and management look forward to greeting personally those stockholders able to attend.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon: (i) the election of the Board of Directors to serve for a one-year term; (ii) the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year; and (iii) the approval of an amendment to the Company's By-laws. There are also two stockholder proposals that we understand may be presented for consideration at the meeting. The stockholder proposals are also discussed in the attached Proxy Statement. Your Board believes that these stockholder proposals are not in the best interests of the Company and its stockholders as a whole and unanimously recommends a vote "AGAINST" such stockholder proposals. During the annual meeting, we will report on the operations of your Company. Directors and officers of the Company will be present to respond to any questions you may have.

     Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

     On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,




                                          GEORGE W. MURPHY
                                          President and
                                          Chief Executive Officer

                            ECC INTERNATIONAL CORP.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  ECC INTERNATIONAL CORP.:

     Notice is hereby given that the Annual Meeting of Stockholders of ECC International Corp., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida, 32839-3981, on December 3, 1996 at 10:00 a.m., Eastern Standard Time (the "Meeting"), to consider and act upon the following matters:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

          2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

          3. To approve an amendment to the By-Laws of the Company, to take effect July 1, 1997, providing that a special meeting of stockholders shall be called by the President or Secretary of the Company upon written application from the holders of not less than 30% of the Company's outstanding capital stock entitled to vote at the meeting.

          4. To consider two potential stockholder proposals.

          5. To transact such other business, if any, as may properly come before the Meeting and any adjournments thereof.

     Holders of record of the Company's Common Stock, $.10 par value per share, as of the close of business on October 18, 1996 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of stockholders is open for examination to any stockholder at the principal executive offices of the Company, 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377 and will be available at the Meeting.


                                            By Order of the Board of Directors,

                                            RELLAND M. WINAND, Secretary

Wayne, Pennsylvania
November   , 1996

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                            ECC INTERNATIONAL CORP.

                            ------------------------

                                PROXY STATEMENT

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON DECEMBER 3, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECC International Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida, 32839-3981, on December 3, 1996, at 10:00 a.m., Eastern Standard Time (the "Meeting"), and all adjournments and postponements thereof. The matters to be considered and acted upon at the Meeting are described below in this Proxy Statement.

     All shares represented by proxies will be voted in the manner specified on the proxy card. Any proxy not specifying the contrary will be voted in the election of directors for the Board of Directors' nominees, in favor of the proposal regarding the selection of accountants and the proposed amendment to the By-laws and against the two stockholder proposals. Stockholders giving proxies may revoke them at any time prior to their being voted by either written or oral request to the Secretary.

     The Company's principal executive offices are located at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania, 19087-3377. The Company also maintains offices at 2001 West Oakridge Road, Orlando, Florida 32839-3981; Unit 2, Home Farm Business Centre, Home Farm Road, Brighton, East Sussex, England BN1 9H4; and 2900 Titan Row, Suite 142, Orlando, Florida 32809-5691. The Notice of Meeting, this Proxy Statement, the enclosed proxy card and the Company's Annual Report for the fiscal year ended June 30, 1996 were first mailed to the Company's stockholders on or about November , 1996.

VOTING SECURITIES AND VOTES REQUIRED

     Holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), as of the close of business on October 18, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, there were outstanding and entitled to vote 7,857,512 shares of Common Stock. With respect to each matter to come properly before the Meeting, each holder of shares of Common Stock will be entitled to one vote per share. On August 27, 1996, the Board of Directors of the Company adopted a new stockholder rights plan containing substantially the same terms as the previous stockholder rights plan, which expired by its terms on September 17, 1996. Pursuant to the new stockholder rights plan, each outstanding share of Common Stock has attached to it one Preferred Stock Purchase Right, which entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series B Junior Participating Preferred Stock at a price of $40.00 per one one-thousandth of a share, subject to adjustment. At the Meeting of the Board of Directors on August 27, 1996, the Board also resolved to retain an investment bank to review such $40.00 purchase price of the Company's Series B Junior Participating Preferred Stock. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Mellon Bank, N.A., as Rights Agent, dated as of August 27, 1996.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the ratification of the selection of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent auditors for the current fiscal year and for approval of the amendment to the By-laws of the Company providing that a special meeting of stockholders shall be called by the President or Secretary of the Company upon written application from holders of not less than 30% of the Company's outstanding capital stock entitled to vote at the meeting. In addition, the affirmative vote of a majority of the shares present or represented at the Meeting will constitute approval of any other proposal. Proxies solicited by the Board of Directors will be voted AGAINST each of the stockholder proposals unless otherwise indicated. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as voting on such matter, nor as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of shares present and entitled to vote on the matter, such as the election of directors, has no effect on the voting of such matter, while a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the outstanding shares has the same effect as a vote against the matter.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions of the proxies. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by providing written notice of such revocation to the Secretary of the Company, by submitting a validly executed later-dated proxy, or by attending the Meeting and voting in person. The mere presence of a stockholder at the Meeting, however, will not constitute a revocation of a previously submitted proxy.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of July 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                           SHARES OF          PERCENTAGE OF
                 NAME AND ADDRESS                        COMMON STOCK          OUTSTANDING
                OF BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)   COMMON STOCK(2)
                -------------------                  ---------------------   ---------------
5% STOCKHOLDERS:
Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202..............................        1,575,300(3)             20.1%
T. Rowe Price Associates, Inc.
  100 E. Pratt Street
  Baltimore, MD 21202..............................          501,500(4)              6.4%
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401...........................          453,014(5)              5.8%

DIRECTORS AND EXECUTIVE OFFICERS:
Julian Demora......................................          325,000(6)              4.1%
Ajit W. Hirani.....................................           24,163(7)              *
Martin S. Kaplan...................................           57,570(8)              *
Herbert Krasnow....................................          126,045(9)              1.6%
Jesse Krasnow......................................           59,999(10)             *
Thomas E. McGrath..................................           50,000(8)              *
Merrill A. McPeak..................................           10,000(11)             *
George W. Murphy...................................          215,209(12)             2.7%
Patrick M. Donohue.................................           22,232(13)             *
James A. Ferguson..................................           19,536(14)             *
Jerry D. Robbins...................................           13,035(15)             *
All directors and executive officers
  as a group (13 persons)..........................          948,382(16)            11.7%

---------------

   * Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after July 31, 1996. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) For purposes of this table, the number of outstanding shares of Common Stock of the Company is adjusted for each person to include the number of shares of Common Stock into which any options held by such person are exercisable within 60 days after July 31, 1996.

 (3) Heartland Advisors, Inc. filed a Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock of the Company as of August 9, 1996. The foregoing information is derived from such Schedule 13G.

 (4) The foregoing information is derived from information provided by T. Rowe Price Associates, Inc. to the Company. T. Rowe Price Associates, Inc. is deemed to have beneficial ownership of 501,500 shares of Common Stock of the Company as of July 31, 1996, all of which are owned by T. Rowe Price New Horizons Fund, Inc., of which T. Rowe Price Associates, Inc. serves as investment advisor. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all such shares.

 (5) The foregoing information is derived from information provided by Dimensional Fund Advisors Inc. to the Company. Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 453,014 shares of Common Stock of the Company as of July 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

 (6) Includes 15,000 shares which are held in trust for the benefit of Mr. Demora's spouse and 10,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

 (7) Includes 18,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

 (8) Includes 32,500 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

 (9) Includes 16,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(10) Includes 7,500 shares which are held in trust for the benefit of Mr. Krasnow's three children and 11,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(11) Includes 10,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(12) Includes 104,125 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(13) Includes 17,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(14) Includes 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(15) Includes 8,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

(16) Includes 291,762 shares issuable upon exercise of outstanding stock options exercisable within 60 days after July 31, 1996.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The persons named in the enclosed proxy card (Herbert Krasnow and George W. Murphy) will vote to elect the eight nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     Each director will be elected to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable. The affirmative vote of the holders of a plurality of the shares of the Common Stock of the Company present or represented at the Meeting is necessary for the election of the nominees named below.

     Set forth below are the name and age of each nominee for the Board and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of July 31, 1996, appears under "Stock Ownership of Certain Beneficial Owners and Management."

     JULIAN DEMORA, age 70, became a director in 1992. Mr. Demora is President of the construction and development company, Key Realty and Development, Inc.

     AJIT W. HIRANI, age 49, is Vice President, General Manager of Training Systems Division for the Company. Mr. Hirani has been employed by the Company since 1972 and became a director in 1995.

     MARTIN S. KAPLAN, age 57, became a director in 1969. Mr. Kaplan is a Senior Partner in the law firm of Hale and Dorr, counsel to the Company.

     HERBERT KRASNOW, age 74, became a director in 1973. Mr. Krasnow is a Partner in the private investment firm of Lefferts/Fore Associates.

     JESSE KRASNOW, age 47, became a director in 1976. Mr. Krasnow is a Partner in the private investment firm of Lefferts/Fore Associates. Mr. Jesse Krasnow is Mr. Herbert Krasnow's son.

     THOMAS E. MCGRATH, age 52, became a director in 1983. Mr. McGrath is a Managing Director of Citicorp Securities, Inc.

     MERRILL A. MCPEAK, age 61, became a director in 1995. He served over twenty years in senior United States Air Force positions, culminating in four years as Chief of Staff from 1990 through 1994. He retired in 1994 with the rank of General. General McPeak serves on the Boards of Directors of Tektronix, Inc. and Thrustmaster, Inc.

     GEORGE W. MURPHY, age 60, became a director in 1973. Mr. Murphy has been President and Chief Executive Officer of the Company since 1970.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1996, the Board held six meetings. Every member of the Board attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they respectively served. The Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not have a Nominating Committee.

     The principal functions of the Audit Committee are to make recommendations to the Board regarding the appointment of the Company's independent public accountants; review and approve any major changes in accounting policy; review the arrangements for, and the scope and results of, the independent audit; review and approve the independent accountants' proposed fees for audit and non-audit services; and review the Company's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments. Messrs. J. Krasnow and McGrath, who comprise the Audit Committee of the Board, each attended the one meeting of that Committee held during the 1996 fiscal year.

     The principal function of the Compensation Committee is to advise and guide the Board in determining executive officer compensation. Messrs. Kaplan, J. Krasnow and McGrath, who comprise the Compensation Committee, each attended both meetings of that Committee held during the 1996 fiscal year.

     The principal function of the Stock Option Committee is to assist the Board in the administration of the Company's stock option plans. Messrs. Kaplan and McGrath, who comprise the Stock Option Committee, each attended the one meeting of that Committee held during the 1996 fiscal year.

DIRECTORS' COMPENSATION

     In the last fiscal year, aggregate directors' fees of $158,000 were paid with respect to six outside directors. Pursuant to these arrangements, Messrs. Demora, Kaplan, H. Krasnow, J. Krasnow, McGrath and McPeak each received an annual fee of $20,000 and a fee of $1,000 for each Board and Committee meeting attended. In the fiscal year ended June 30, 1996, Mr. Demora received $25,000; Messrs. Kaplan and J. Krasnow each received $29,000; Mr. H. Krasnow received $26,000; Mr. McGrath received $30,000 and General McPeak received $19,000 in directors' fees. Mr. Kaplan is a Senior Partner at Hale and Dorr, which provides legal services to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act, except that General McPeak filed his initial Form 3 late.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth for each of the last three fiscal years certain information concerning the compensation of the Company's President and Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended June 30, 1996 who were serving as executive officers on June 30, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                     ANNUAL        ------------
                                                  COMPENSATION      SECURITIES
               NAME AND                        ------------------   UNDERLYING       ALL OTHER
          PRINCIPAL POSITION            YEAR   SALARY($) BONUS($)   OPTIONS(#)   COMPENSATION($)(1)
          ------------------            ----   --------  --------  ------------  ------------------
George W. Murphy......................  1996   $312,423  $ 45,000          0          $46,924
  President and Chief                   1995    297,873    60,000     75,000           49,858
  Executive Officer                     1994    276,000   100,000     14,375           53,725

Ajit W. Hirani(2).....................  1996    232,308    35,000     10,000           30,321
  Vice President, General               1995    195,059    45,000     40,000           29,651
  Manager of Training Systems Division

Patrick M. Donohue....................  1996    184,731    20,000      5,000           34,540
  Vice President,                       1995    178,151    25,000     12,000           31,721
  Marketing                             1994    169,519    24,000      4,281           28,017

James M. Ferguson(2)..................  1996    196,193         0          0           40,225
  Vice President, New Business          1995    188,739    25,000     15,000           39,707
  Development -- ECC Vending Corp.

Jerry D. Robbins(2)...................  1996    172,689         0      5,000           26,175
  Vice President, Manufacturing         1995    164,525    30,000     15,000           23,847
  -- ECC Vending Corp.

---------------

(1) Includes the following: (a) profit sharing contributions by the Company in 1996 for Messrs. Murphy, Hirani, Donohue, Ferguson and Robbins of $15,046 each; (b) the Company's contributions under the Savings and Investment Plan in 1996 for Messrs. Murphy, Hirani, Donohue, Ferguson and Robbins of $10,654, $8,200, $6,937, $6,491 and $7,178, respectively; (c) the portion of the premium paid by the Company with respect to split-dollar executive deferred compensation insurance program in 1996 for Messrs. Murphy, Hirani, Donohue, Ferguson and Robbins of $1,574, $452, $794, $977 and $277, respectively; (d) the Company's contributions under the key executive universal life insurance program in 1996 of $3,750 for Mr. Murphy and $1,875 for Mr. Ferguson; (e) the taxable portion of long-term disability premiums paid by the Company in 1996 for Messrs. Murphy, Hirani, Donohue, Ferguson and Robbins of $7,541, $2,880, $4,421, $4,886 and $2,009,
     respectively; (f) the taxable portion of group term life insurance paid by the Company in 1996 for Messrs. Murphy, Hirani, Donohue, Ferguson and Robbins of $450, $174, $450, $450 and $174, respectively; (g) the Company's contribution to the employee stock purchase plan for Messrs. Murphy, Hirani, Donohue, Ferguson and Robbins of $2,452, $3,569, $1,435, $1,854 and $1,491, respectively; and (h) the Company's contribution related to executive automobiles for Messrs. Murphy, Donohue and Ferguson of $5,457, $5,457 and $8,646, respectfully.

(2) Messrs. Hirani, Ferguson and Robbins were each elected an executive officer of the Company effective January 25, 1995. Salary reflected in the table includes compensation paid in all capacities during fiscal year 1995.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended June 30, 1996 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL
                                                                                        REALIZABLE
                                            INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                         --------------------------------------------------------    ANNUAL RATES OF
                         NUMBER OF     PERCENT OF                                      STOCK PRICE
                         SECURITIES   TOTAL OPTIONS                                  APPRECIATION FOR
                         UNDERLYING    GRANTED TO                                    OPTION TERM (3)
                          OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ------------------
         NAME            GRANTED(1)    FISCAL YEAR    PER SHARE (2)       DATE        5%        10%
         ----            ----------   -------------   --------------   ----------   -------   --------
George W. Murphy.......         0           --                --                         --         --
Ajit W. Hirani.........    10,000          7.4%           $10.00         2/22/06    $63,000   $159,400
Patrick M. Donohue.....     5,000          3.7             10.00         2/22/06     31,500     79,700
James M. Ferguson......         0           --                --                         --         --
Jerry D. Robbins.......     5,000          3.7             10.00         2/22/06     31,500     79,700

---------------

(1) Options vest in five equal annual installments beginning one year after the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended June 30, 1996 by each of the Named
Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     SECURITIES         VALUE OF
                                                                     UNDERLYING       UNEXERCISED
                                                                     UNEXERCISED      IN-THE-MONEY
                                                                       OPTIONS          OPTIONS
                                                                      AT FISCAL        AT FISCAL
                                                                      YEAR-END          YEAR-END
                                           SHARES                        (#)             ($)(2)
                                          ACQUIRED      VALUE     -----------------  --------------
                                         ON EXERCISE   REALIZED     EXERCISABLE/      EXERCISABLE/
                 NAME                        (#)        ($)(1)      UNEXERCISABLE    UNEXERCISABLE
                 ----                    -----------   --------   -----------------  --------------
George W. Murphy.......................     11,500     120,750     104,125 / 0        $196,688 / $0
Ajit W. Hirani.........................         --          --      18,000 / 32,000          0 /  0
Patrick M. Donohue.....................     10,281      86,077      17,000 / 0               0 /  0
James M. Ferguson......................         --                  15,000 / 0               0 /  0
Jerry D. Robbins.......................         --          --       8,000 / 12,000          0 /  0

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value of unexercised "in-the money" options represents the difference between the closing price of the Company's Common Stock on June 28, 1996 ($9.125 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. The lowest exercise price on any of the outstanding options is $2.125 per share.

REPORT OF THE COMPENSATION COMMITTEE

  Executive Compensation Philosophy

     The Company's Compensation Committee of the Board is responsible for determining the compensation for the key executives of the Company. The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders.

     In applying this philosophy, the Board, guided by input and recommendations from the Compensation Committee members, has established a program to attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and to reward executives for achievement of internal Company goals as well as long-term strategic management. Through these objectives, the Company integrates its compensation program with its annual and long-term strategic planning.

  Executive Compensation Program

     The Board, with guidance and input from the Compensation Committee, approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers.

The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the three following fundamental elements:

          - a base salary that is determined by individual contributions and sustained performance.

          - an annual cash bonus that is tied to corporate financial performance as well as the achievement of individual business-related objectives, including ability to address the corporate need to increase profitability.

          - a long-term incentive program that rewards executives when stockholder value is created through an increase in the market value of the Company's Common Stock or through significant performance achievements that enhance the long-term success of the Company.

     Salary. Salaries for executive officers are reviewed by the Board on an annual basis. In determining salary adjustments, the Board considers individual performance and contributions to the Company as well as the recommendations of management. In 1996, the Board awarded salary increases to all executive officers. The amount of each increase was determined separately for each executive officer and was based on individual performance as well as factors reflecting a team approach to various aspects of the Company's business.

     Annual Incentive Compensation. Annual incentives for the Company's executive officers are intended to reflect the Company's belief that management can make significant contributions to enhance stockholder value by achieving Company objectives and maximizing earnings. Accordingly, the Company has developed a management bonus plan that awards cash bonuses based on the achievement of certain objectives, including ability to address issues relating to improvement in long-term corporate earnings, actual performance versus budget, order backlog, acquisition of new business and overall Company profitability.

     Bonuses for executive officers are discretionary and are determined annually by the Board after a review of the recommendations of the Compensation Committee and management. The bonuses, if any, for Messrs. Murphy and Hirani are determined by the Board without any recommendations from management. See "Executive Compensation -- Summary Compensation."

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program is implemented through the grant of stock options. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. Stock option grants either vest immediately on the date of grant, or vest in five equal annual installments commencing on the first anniversary of the date of grant. Further, executives must be employed by the Company at the time of vesting in order to exercise the options.

     Management and all other employees participating in stock option and stock purchase programs of the Company are aware of the need to attain significant earnings in order to realize incentive compensation based on stock appreciation.

     Stock option awards are reviewed and considered by the Board and Stock Option Committee members. Stock option awards are determined based upon consideration of management recommendations for each participant and financial results for the Company as well as the participant's present equity holdings in the Company. With respect to Messrs. Murphy and Hirani, the Board reviews each of their performances and determines an appropriate award, if any. See "Executive Compensation -- Option Grants."

     Chief Executive Officer Compensation. The Board evaluates the performance of the Chief Executive Officer on an annual basis. The assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; Company position within the industries in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Board may deem appropriate. Mr. Murphy's annual base salary for the 1996 fiscal year was increased by $14,550 over his base salary for the 1995 fiscal year, based upon a consideration of the factors discussed above. In addition, in 1996, Mr. Murphy received a cash bonus in the amount of $45,000 in recognition of his strong leadership in addressing issues related to enhancing future corporate profitability.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock options granted to executive officers in a manner that complies with the performance-based requirements of Section 162(m).

                                            Compensation Committee,

                                            Martin S. Kaplan
                                            Jesse Krasnow
                                            Thomas E. McGrath

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative stockholder return on the Company's Common Stock since June 28, 1991, the last trading day preceding the first day of the fifth preceding fiscal year of the Company, with the cumulative total return for (i) the Russell 2000 and (ii) a peer group index determined by the Company. The peer group index consists of EDO Corporation, Gencorp Inc., Hexcel Corporation, Logicon, Inc., Sparton Corporation, TransTechnology Corporation, United Industrial Corporation, UNC, Inc. and Wyman Gordon Co.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
               ECC INTERNATIONAL CORP., RUSSELL 2000, PEER GROUP
                         (PERFORMANCE THROUGH 6/30/96)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             ECC        RUSSELL 2000     PEER GROUP
1991                                 100.00          100.00          100.00
1992                                  42.31          114.54          117.64
1993                                  40.20          144.27          127.80
1994                                 220.03          150.62          115.10
1995                                 188.30          180.85          146.48
1996                                 154.45          224.05          221.56


Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in ECC Common Stock, Russell 2000 and Peer Group.

---------------

* Cumulative total return assumes reinvestment of dividends.

                PROPOSAL 2 -  RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending June 30, 1997. Although stockholder approval of the Board's selection of Coopers & Lybrand is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of

Coopers & Lybrand. It is not expected that any representative of Coopers & Lybrand will be present at the Meeting.

                 PROPOSAL 3 -  APPROVAL OF THE AMENDMENT OF THE
                             BY-LAWS OF THE COMPANY

     On          , 1996, the Board of Directors determined to present a proposal to the stockholders at the Meeting to amend the By-laws of the Company, effective as of July 1, 1997, to provide that a special meeting of stockholders shall be called by the President or Secretary of the Company upon the written application of the holders of not less than 30% of the Company's outstanding capital stock entitled to vote at the meeting. The Board of Directors believes that it is appropriate to allow stockholders the opportunity to approve or disapprove this amendment at the Meeting. If this proposal is not approved at the Meeting, the amendment to the By-laws will not be effected. The Board of Directors recommends a vote "For" Proposal 3. Your Proxy will be voted for Proposal 3 unless you specify otherwise.

     The proposed amendment to the By-laws of the Company will add the following provision to the end of Article II, Section 7:

     "In addition, a special meeting of stockholders shall be called by the President or Secretary upon the written application, dated on or after July 1, 1997, of one or more stockholders who hold in the aggregate not less than 30% of the outstanding capital stock entitled to vote at the meeting."

In addition, Article II, Section 14, subsection (d) will be amended and restated in its entirety to provide as follows:

     "(d) At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as is properly brought before the special meeting. In order for business to be properly brought before the special meeting, business must be either (i) specified in the notice of special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the special meeting by or at the direction of the Board, or (iii) otherwise properly brought before the special meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a special meeting by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the special meeting except in accordance with the procedures set forth in this Section 14 of
     Article II. The chairman of the special meeting shall, if the facts warrant, determine and declare to the special meeting that business was not properly brought before the special meeting in accordance with the provisions of this Section 14 of Article II and, if he should so determine, he shall so declare to the special meeting and any such business not properly brought before the special meeting shall not be transacted."

     Your Board of Directors believes that stockholders of the Company should have adequate means by which to ensure timely consideration of matters deemed to be important to their interest. Under Article II, Section 7 of the Company's current By-laws, only the President, Chairman of the Board or a majority of the Board of Directors can call a special meeting of stockholders. The Board believes that it is in the best interests of the Company and its stockholders to amend the By-laws of the Company, effective at the beginning of the next fiscal year (July 1, 1997), to provide that special meetings of stockholders shall be called upon the application of stockholders owning in the aggregate not less than 30% of the outstanding voting stock of the Company. The Board believes that a threshold of 30% would ensure that stockholders holding a material interest in the Company will be given an opportunity to bring concerns or proposals that they may have before the stockholders as a whole at a special meeting. Such a threshold, however, will serve to discourage stockholders who hold a small percentage of the Company's Common Stock, and who may not share the interests and concerns of the Company's stockholders in general, from calling special meetings of stockholders that may be costly and disruptive to the business and affairs of the Company and, therefore, not in the best interests of the Company and its stockholders.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     The only matters to come before the Meeting of which the Board of Directors are aware are set forth in this Proxy Statement, except that the Board has been informed that a holder of 1,000 shares of Common Stock intends to submit the following two resolutions for consideration at the Meeting:

                      PROPOSAL 4 -  REQUEST ENGAGEMENT OF
                            INVESTMENT BANKING FIRM

     "RESOLVED, that it is the sense of the stockholders of ECC International Corp., expressed at its annual meeting held on December 3, 1996, that the Corporation and/or its businesses be sold so as to maximize the return to stockholders and that the same be done as expeditiously as is consistent therewith, and to that end, the Board of Directors is requested to cause the Corporation to engage an independent nationally recognized investment banking firm to assist the Board in seeking to obtain a purchaser or purchasers on terms and conditions that the Board deems expedient and in the best interests of the Corporation and to submit the same to the stockholders for their authorization."

     The Board of Directors does not believe that the foregoing stockholder resolution is in the best interests of the Company or its stockholders. Therefore, the Board recommends that stockholders vote AGAINST Proposal 4. Your proxy will be voted against Proposal 4 unless you specify otherwise.

     The Board of Directors, which collectively beneficially owns 867,986 shares, or approximately 11.1%, of the Company's Common Stock, is firmly committed to increasing stockholder value and regularly considers what actions can be taken to maximize value for all of the Company's stockholders. At this time and for the reasons explained below, the Board believes that stockholder value can be best maximized by continuing to pursue your Company's long-term strategic business plan.

     Your Company is at a very important stage in its development, in its training and simulation business, as well as in its relatively new vending business. The Board of Directors believes that the uncertainty in the future control and direction of the Company that would be created by passage of this proposal would be seriously detrimental to the Company's business and prospects as well as its future growth and profitability. Your Board believes that major defense prime contractors would be much less likely to award contracts to the Company if this stockholder proposal were passed and the future ownership of the Company was uncertain.

     At present, a number of potentially significant contracts are being pursued by the Company. For example, the Company has disclosed that discussions are currently ongoing between the Company, Lockheed Martin and the United States Army regarding the exercise of a contract option for a significant number of Close Combat Tactical Trainer ("CCTT") units upon the completion of the current contract in fiscal 1997. In addition, the training and simulation business recently received a $9.2 million Third Low Rate Initial Production contract for classroom and field tactical trainers for the Army's new Javelin Anti-Tank Missile.

The Army will make a multi-year production purchase of the Javelin Missile in fiscal 1997 and the Company has submitted pricing for trainers to support this purchase. The Company's training and simulation business is also currently involved in aggressive competition for several other major government simulator procurements that are scheduled for award in fiscal 1997. The potential value of these other contracts is estimated by the Company to be approximately $100 million.

     If the production option for a five-year production of CCTT modules is exercised, and the Company is awarded the multi-year procurement for the Javelin Missile trainers and any of the other simulator procurements, the Company expects to have a solid and profitable base of training and simulation manufacturing business through the year 2000.

     Your Board of Directors believes that it is in the best interests of the Company and the stockholders to continue to focus on its efforts to secure these potential contracts in the upcoming fiscal year, and that seeking a purchaser or purchasers of the Company at this time, together with the related uncertainty as to the future ownership and control of the Company, could jeopardize the awarding of any such contracts to the Company.

     The Company's vending business is also seeking several new contracts in fiscal 1997. Having successfully completed the Snapple Beverage contract in fiscal 1996, the Company is continuing the development of its vending business by seeking contracts with other major beverage vendors. Both Pepsi and Coca-Cola are currently testing the Company's glass-front beverage vending machines with their products in selected locations. The results of these tests to date have shown a substantial increase in revenue per site when a Company vending machine replaces a traditional can machine. The Company believes that Pepsi will make a decision this calendar year as to whether Pepsi will commit to a corporate program with the Company's beverage vending machines.

     The vending business is still a relatively new venture for the Company that is continuing in its development. We remain excited about its future prospects. Management believes that potential contracting partners with the Company's vending subsidiary, such as Pepsi and Coca-Cola, understand and expect the Company's continued commitment to a successful vending business. The Board of Directors believes that the Company's ability to market to such companies would be affected negatively if the Company were to seek a purchaser or purchasers of the Company or any of its businesses at this time because of the related uncertainty as to the future ownership and direction of the Company. Your Board of Directors believes that its interests are aligned with those of all of the stockholders of the Company. In fulfilling its obligations to act in the best interests of stockholders, the Board believes that it may be appropriate to further examine alternatives for maximizing stockholder value in the future. Your Board is always prepared to review and consider any proposals, offers or other opportunities that it may receive or that may arise relating to a sale, disposition or other strategic opportunity involving the Company. The Board does not believe that now is an appropriate time to conduct a sale or engage in some other extraordinary transaction. It is the Board's view that, at present, stockholder value will be best maximized by continuing to pursue the Company's strategic business plan. Therefore, your Board of Directors believes that it is not in the best interests of the Company or the stockholders to adopt Proposal 4.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4. YOUR PROXY WILL BE VOTED AGAINST PROPOSAL 4 UNLESS YOU SPECIFY OTHERWISE.

                     PROPOSAL 5 -  AMENDMENT OF THE BY-LAWS

     "RESOLVED, that Article II, Section 7 of the By-laws of the Corporation be amended by adding the following provisions to the end thereof: 'A special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the Corporation upon written notice from stockholders owning not less than ten (10%) percent of the Corporation's outstanding shares of voting stock, which notice shall set forth the purpose or purposes of such special meeting and the Corporation shall hold the special meeting of stockholders no later than thirty (30) days after the date such notice is received by the Corporation. Notwithstanding anything to the contrary contained in
     Article X, Section 1 of the By-laws of the Corporation, this By-law may not be amended without the affirmative vote of a majority of shares of voting stock present in person or represented by proxy at a meeting of the Corporation's stockholders and entitled to vote on the matter.' "

     The Board of Directors does not believe that the foregoing stockholder resolution is in the best interests of the Company or its stockholders. Therefore, the Board recommends that stockholders vote AGAINST Proposal 5. Your proxy will be voted against Proposal 5 unless you specify otherwise.

     Article II, Section 7 of the By-laws of the Company currently provides that special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the President or Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of
Directors. On           , 1996, the Board of Directors determined to present a
proposal to the stockholders at the Meeting to amend the By-laws of the Company, effective as of July 1, 1997, to provide that a special meeting of stockholders shall be called by the President or Secretary of the Company upon the written application of the holders of not less than 30% of the Company's outstanding capital stock entitled to vote at the meeting. As discussed in this Proxy Statement, the Board of Directors believes that it is appropriate to allow stockholders the opportunity to approve or disapprove such proposal at the Meeting.

     The Board of Directors believes that it is not in the best interests of the Company and its stockholders to allow a special meeting of stockholders to be called upon written notice from stockholders owning not less than ten (10%) percent of the Company. A provision in the By-laws of the Company with such a low threshold would have the effect of allowing a small group of stockholders, who may or may not share the best interests of the Company and its stockholders as a whole, to use special meetings of stockholders to interfere with and disrupt the Board's proper and lawful management of the business and conduct of the affairs of the Company. Article Eighth of the Company's Certificate of Incorporation provides that management of the business and the conduct of the affairs of the Company shall be vested in the Board of Directors. The Company's Board has the fiduciary duty under Delaware law to act in the best interests of the stockholders as a whole and is proven and experienced in managing the operations of the Company.

     In addition, the Board does not believe the proposed amendment described in the stockholder resolution, which requires a meeting to be held 30 days after receipt of stockholder notice, would provide the Company with adequate time to prepare appropriate proxy materials relating to any proposals set forth in the stockholder's notice, file such materials with the Securities and Exchange Commission, and then conduct a mailing to all stockholders of the Company.

     The Board of Directors believes that its proposal (see Proposal 3 above) to allow special meetings of stockholders to be called upon the written application from the holders of not less than 30% of the Company's outstanding capital stock entitled to vote at the meeting will provide both an effective threshold and adequate means for stockholders who share the best interests of the Company and the stockholders as a whole to ensure proper and timely consideration of matters deemed to be important to their interests. In addition, under Article II,
Section 14 of the Company's current By-laws and the Federal securities laws, every stockholder that meets certain eligibility and notice requirements has the ability and right to present proposals for action at the annual meeting of stockholders, and to have such proposals included in the proxy materials distributed by the Company. As evidenced by the two stockholder proposals discussed in this Proxy Statement, all stockholders of the Company have the ability to present matters for consideration at the annual meeting of stockholders. The Board of Directors believes that individual and small groups of stockholders presently possess adequate ability to ensure consideration of matters deemed important to their interests and that the stockholder proposal to amend the By-laws is neither necessary nor in the best interests of the Company or its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5. YOUR PROXY WILL BE VOTED AGAINST PROPOSAL 5 UNLESS YOU SPECIFY OTHERWISE.

     Proxies solicited by the Board of Directors will be voted AGAINST each of the foregoing stockholder proposals unless otherwise indicated. As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Meeting other than as set forth in the Notice of Annual Meeting. If any other business properly comes before the Meeting, it is the intention of the proxy holders to vote or otherwise act in accordance with their judgment on such matters.

     The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional materials that may be furnished by the Company to its stockholders. It may be that further solicitations will be made by regular employees of the Company who will not be additionally compensated therefor. Brokers, custodians and fiduciaries in whose names stock is held will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in connection with this service. In addition, D.F. King & Co., Inc., New York, New York, has been retained to aid in the solicitation of proxies at an estimated fee of approximately $75,000, plus out-of-pocket expenses.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by the Secretary of the Company at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377 not later than July
  , 1997, for inclusion in the proxy materials for that meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


                                            By Order of the Board of Directors,

                                            RELLAND M. WINAND, Secretary

Dated: November   , 1996

                             ECC INTERNATIONAL CORP.


                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 3, 1996

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE
                              TO MELLON BANK, N.A.


         The undersigned, having received notice of the Annual Meeting and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Herbert Krasnow and George W. Murphy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ECC INTERNATIONAL CORP. (the "Company") to be held at the offices of the Company, 2001 West Oakridge Road, Orlando, Florida, 32839-3981, on December 3, 1996 at 10:00 a.m., Eastern Standard Time, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3, AND "AGAINST" PROPOSALS 4 AND 5. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THIS PROXY; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1.   To elect the following Directors (except as marked below):

          Julian Demora                  Jesse Krasnow
          Ajit W. Hirani                 Thomas E. McGrath
          Martin S. Kaplan               Merrill A. McPeak
          Herbert Krasnow                George W. Murphy

      /   /  FOR all nominees                    /   /  AGAINST
             (except as marked below)                   all nominees

     (Instruction: To vote against an individual nominee, write the name of such nominee(s) in the space provided below)

     -------------------------------    -------------------------------

     -------------------------------    -------------------------------

     -------------------------------    -------------------------------

     -------------------------------    -------------------------------

2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

      /   /  FOR                /   /  AGAINST            /   /  ABSTAIN

3. To approve an amendment to the By-laws of the Company, to take effect July 1, 1997, providing that a special meeting of stockholders shall be called by the President or Secretary of the Company upon written application from holders of not less than 30% of the Company's outstanding capital stock entitled to vote at the meeting.

      /   /  FOR                /   /  AGAINST            /   /  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSALS 4 AND 5.

4. Stockholder proposal to request the engagement of an investment banking firm.

      /   /  FOR                /   /  AGAINST            /   /  ABSTAIN

5. Stockholder proposal to amend the By-laws of the Company to provide that a special meeting of stockholders shall be called upon written notice from holders of not less than ten (10%) percent of the Company's outstanding voting stock.

      /   /  FOR                /   /  AGAINST            /   /  ABSTAIN

6. To transact such other business, if any, as may properly come before the meeting or any adjournment thereof.

         MARK HERE                                MARK HERE
         FOR ADDRESS    /   /                     IF YOU PLAN       /   /
         CHANGE AND                               TO ATTEND
         NOTE AT LEFT                             THE MEETING

                                        Dated: ______________________, 1996



                                        -----------------------------------
                                                     Signature



                                        -----------------------------------
                                              Signature if held jointly


                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        HEREON. WHEN SHARES ARE HELD BY JOINT
                                        OWNERS, BOTH SHOULD SIGN. WHEN SIGNING
                                        AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                        TITLE AS SUCH. IF A CORPORATION, PLEASE
                                        SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                        OR OTHER AUTHORIZED OFFICER. IF A
                                        PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                        NAME BY AUTHORIZED PERSON.